Exhibit 99.1

Critical Path Strengthens Focus on Software

with Sale of Hosted Assets to Tucows

SAN FRANCISCO – December 14, 2005 – Critical Path, Inc. (OTC: CPTH), a leading provider of messaging software and services, today announced that it has signed a definitive agreement to sell its hosted messaging assets, including its hosted messaging customer base, its assembled hosted messaging workforce and other elements of goodwill, as well as its hosted messaging hardware, to Tucows, a leading provider of Internet services and downloadable software. Tucows will acquire the hosted messaging assets, along with a software license for Memova™ Messaging, for up to $8.0 million in cash plus the assumption of some contractual liabilities. Tucows intends to offer Critical Path’s Memova™ Messaging software as a hosted service.

“The sale of our hosted messaging assets allows Critical Path to strengthen our focus on innovation and dedicate more resources to the development of best-in-class software for mobile, fixed-line and broadband service providers,” said Mark Ferrer, CEO and Chairman, Critical Path. “In addition, through our licensing agreement and relationship with Tucows, we can continue to offer multiple delivery options for our messaging software and ensure ongoing service for existing hosted messaging customers.”

Tucows expects no disruption in service for existing hosted messaging customers. Tucows will assume full management of the hosted messaging infrastructure and continue to run current data center operations in Denver, Colorado and London England. In addition, Tucows will hire the majority of Critical Path’s hosted operations and support teams.

“With this acquisition, Tucows becomes a leader in hosted email, especially hosted email for Internet service providers and Web hosting companies,” said Elliot Noss, President and CEO, Tucows Inc. “It is consistent with our strategy to be a leading provider of Internet services to service providers. It will add a number of new service provider customers, deepen our relationships with existing customers, and diversify our revenue streams. We look forward to a long and productive relationship with Critical Path.”

The Tucows acquisition of Critical Path hosted messaging assets is expected to close January 3, 2006 and is subject to standard closing requirements.

About Critical Path, Inc.

Critical Path’s Memova™ solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova™ Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova™ Anti-Abuse protects consumers against viruses and spam. Memova™ Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s messaging solutions are deployed by more than 200 service providers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by the company and its executives regarding the performance of our product and service offerings, our expected revenue results, gross margins and operating expenses for future periods, industry trends, the ability of our products and services to meet the business needs of our customers and compete favorably in the marketplace, management of spending levels, the market for products and services like ours, our ability to focus on business strategy and capitalize on growth opportunities, the listing of the company’s common stock on the OTC Bulletin Board, the anticipated impact of the listing of the company’s common stock on the OTC on the company’s financial results and expectations for future performance and the performance of our senior management in achieving strategic goals. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004, its Quarterly Reports on Form 10Q for the three months ended March 31, June 30 and September 30, 2005, its Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path, the Critical Path logo, Memova and the Memova logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their respective holders.

Reporters, Editors – for additional information, contact:	Investors – for additional information, contact:

Critical Path Corporate Communications	Critical Path Investor Relations
Michelle Weber - Critical Path, Inc.	1-415.541.2619, ir@criticalpath.net
1-415-541-2575; pr@criticalpath.net

Critical Path PR Agency
N. America: High Road Communications
Carrie Baker
1-416-368-8348, cbaker@highroad.com

Europe - Fleishman-Hillard
Ali Lubbock, +44 (0) 20 7395 7048lubbocka@fleishmaneurope.com